SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 18, 2011

Community Bank Shares of Indiana, Inc.

(Exact Name of Registrant as Specified in Charter)

Indiana	0-25766	35-1938254
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 West Spring Street, New Albany, Indiana 47150
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number including area code (812) 944-2224

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 19, 2011, Community Bank Shares of Indiana, Inc. entered into a Warrant Repurchase Agreement with the United States Department of the Treasury (“Treasury”) to repurchase the warrant the Company issued and sold to the Treasury on May 29, 2009 in conjunction with its participation in the Treasury’s Capital Purchase Program (“CPP”).  The warrant granted the holder the right to purchase 386,270 shares of the Company’s common stock at an exercise price of $7.56 per share.  The Company repurchased the warrant for $1.1 million.  A copy of the Warrant Purchase Agreement is attached as Exhibit 10.1 to this 8-K.

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 20, 2011, Community Bank Shares of Indiana, Inc. issued a press release reporting the results of operations for the three and nine months ended September 30, 2011.  A copy of the press release is attached as Exhibit 99.1 to this 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

EXHIBIT NO.

10.1  Warrant Repurchase Agreement dated October 19, 2011 between Community Bank Shares of Indiana, Inc. and the United States Department of the Treasury.
99.1 Community Bank Shares of Indiana, Inc. Press Release dated October 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANK SHARES OF INDIANA, INC.

Date: October 20, 2011	By:	/s/ Paul A. Chrisco
Name: Paul A. Chrisco
Title: Chief Financial Officer